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                                                                    EXHIBIT 4.1A


                                LETTER AMENDMENT


                          Dated as of February 16, 2000

To the Initial Lenders and
     the Administrative Agent
     referred to below

                       Sovereign Specialty Chemicals, Inc.

Ladies and Gentlemen:

         We refer to the Credit Agreement dated as of December 29, 1999 (the "CREDIT AGREEMENT"), among Sovereign Specialty Chemicals, Inc., a Delaware corporation (the "BORROWER"), the banks, financial institutions and other institutional lenders listed on the signature pages hereof as the Initial Lenders (the "INITIAL LENDERS"), the Initial Issuing Bank and the Swing Line Bank (as therein defined), Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arranger, joint book-running manager and syndication agent, J.P. Morgan Securities Inc., as joint lead arranger, joint book-running manager and documentation agent, and The Chase Manhattan Bank, as administrative agent (the "ADMINISTRATIVE AGENT"). Capitalized terms not otherwise defined in this Letter Amendment have the same meanings as specified in the Credit Agreement.

         It is hereby agreed by you and us as follows:

         The Credit Agreement is, effective as of the date of this Letter Amendment, hereby amended as follows:

         (a) Section 2.01(a) is amended by deleting the last sentence of said Section and inserting the following sentence in lieu thereof:

         "Except as otherwise provided in Section 2.05(b)(i), amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed."

         (b) Section 2.05(b)(i) is amended by adding to the end thereof a new sentence to read as follows:

         "On each date prior to eighteen months after the Effective Date on which outstanding Term A Advances are prepaid pursuant to Section 2.06(b)(ii)(B) with proceeds of any Subordinated Debt issued pursuant to Section 5.02(b)(x), the aggregate Term A Commitments of the Term A Lenders shall be automatically restored and increased, on a pro rata basis, by an aggregate amount equal to the aggregate amount of the Term A


                                LETTER AMENDMENT

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                                        2

         Advances so prepaid on such date. Notwithstanding the foregoing, at no time shall the Term A Facility as so restored and increased exceed $75,000,000."

         This Letter Amendment shall become effective as of the date first above written when, and only when, the Administrative Agent shall have received counterparts of this Letter Amendment executed by the undersigned and all of the Initial Lenders or, as to any of the Initial Lenders, advice satisfactory to the Administrative Agent that such Initial Lender has executed this Letter Amendment , and the consent attached hereto executed by each Subsidiary Guarantor. This Letter Amendment is subject to the provisions of Section 8.01 of the Credit Agreement.

         On and after the effectiveness of this Letter Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Letter Amendment. The Credit Agreement, as specifically amended by this Letter Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Letter Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

         This Letter Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Letter Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Letter Amendment. This Letter Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

         If you agree to the terms and provisions hereof, please evidence such agreement by executing and returning a counterpart of the attached agreement to this Letter Amendment.

                                      Very truly yours,

                                      SOVEREIGN SPECIALTY CHEMICALS, INC.



                                      By
                                        ----------------------------------------
                                        Title:


                                LETTER AMENDMENT

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Agreed as of the date first above written:


INITIAL LENDERS

MERRILL LYNCH CAPITAL CORPORATION


By
   -------------------------------------
    Title:


MORGAN GUARANTY TRUST COMPANY
OF NEW YORK


By
   -------------------------------------
    Title:


THE CHASE MANHATTAN BANK


By
   -------------------------------------
    Title:


NATIONAL CITY BANK


By
   -------------------------------------
    Title:


THE BANK OF NOVA SCOTIA


By
   -------------------------------------
    Title:

                                LETTER AMENDMENT

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                                     CONSENT


                          Dated as of February 16, 2000

         The undersigned, as Guarantors under the Subsidiary Guaranty dated as of December 29, 1999 (the "SUBSIDIARY GUARANTY"), in favor of the Secured Parties (as defined in the Credit Agreement referred to in the foregoing Letter Amendment), hereby consent to the foregoing Letter Amendment and hereby confirm and agree that notwithstanding the effectiveness of such Letter Amendment, the Subsidiary Guaranty is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of such Letter Amendment, each reference in the Subsidiary Guaranty to the "Credit Agreement", "thereunder", "thereof" or words of like import shall mean and be a reference to the Credit Agreement, as amended by such Letter Amendment.

                                    SIA ADHESIVES, INC.


                                    By
                                      -----------------------------------------
                                      Title:


                                    PIERCE & STEVENS CORP.


                                    By
                                      -----------------------------------------
                                      Title:


                                    OSI SEALANTS, INC.


                                    By
                                      -----------------------------------------
                                      Title:


                                    TANNER CHEMICALS, INC.


                                    By
                                      -----------------------------------------
                                      Title:


                                LETTER AMENDMENT